Calculation of Filing Fee Tables
S-3
Global Net Lease, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.01 par value ("Common Stock")	457(a)	22,080,147	$ 7.56	$ 166,925,911.32	0.0001381	$ 23,052.47
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 166,925,911.32		$ 23,052.47
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,052.47
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for a share of the registrant's Common Stock on November 5, 2025, as reported on the New York Stock Exchange. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-286918) filed by the registrant on May 2, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Global Net Lease, Inc.	S-3	333-268150	11/04/2022		$ 23,052.47	Equity	Common Stock		$ 241,931,950.56
Fee Offset Sources		Global Net Lease, Inc.	S-3	333-268150		09/15/2023						$ 23,052.47
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered 35,339,062 shares of Common Stock, by means of a 424(b)(7) prospectus supplement, dated September 15, 2023 (the "2023 Prospectus Supplement"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-268150), filed with the Securities and Exchange Commission on November 4, 2022 (the "Prior Registration Statement"). In connection with the filing of the 2023 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $42,993.79 (the "Original Fee"). As of the date of this prospectus supplement, the registrant sold an aggregate of $148,211,293.44 of such shares of Common Stock representing $16,332.88 of the Original Fee. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this prospectus supplement of $23,052.47 by the remaining $26,660.91 unused registration fees previously paid by the registrant with respect to unsold securities under the 2023 Prospectus Supplement, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder. As a result, the registrant is paying $0 herewith.The offering of securities pursuant to the 2023 Prospectus Supplement under the Prior Registration Statement has been terminated as of the date of this prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A